Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated January 30, 2004, except as to the segment change described in Note 18 which is as of November 22, 2004, relating to the financial statements of Albemarle Corporation, which appears in the Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

November 23, 2004